Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core Total U.S. Bond Market ETF  (ISHAGG)
Bond Index Master Portfolio  (MIP_AGG)
iShares Barclays Intermediate Government/Credit Bond
Fund  (ISHIGOVCR)
BlackRock Bond Allocation Target Shares: Series C
Portfolio  (BATSC)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
iShares Barclays Intermediate Credit Bond Fund
(ISHICRED)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
BLACKROCK LONG DURATION BOND PORTFOLIO  (BR-LONG)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering
Commencement:

04-09-2013


Security Type:

BND/CORP



Issuer

Reliance Steel & Aluminum Co.  (2023)


Selling
Underwriter

J.P. Morgan Securities LLC


Affiliated
Underwriter(s)
[X] PNC
[_] Other:


List of
Underwriter(s)
J.P. Morgan Securities LLC, Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Wells Fargo
Securities, LLC, Mizuho Securities
USA Inc., U.S. Bancorp
Investments, Inc., Fifth Third
Securities, Inc., KeyBanc Capital
Markets Inc., Mitsubishi UFJ Securities
(USA), Inc., PNC Capital Markets LLC,
SMBC Nikko Capital Markets Limited,
SunTrust Robinson Humphrey, Inc.,
TD Securities (USA) LLC




Transaction Details

Date of Purchase

04-09-2013



Purchase
Price/Share
(per share / %
of par)

$99.585


Total
Commission,
Spread or
Profit

0.650%




1. Aggregate Principal Amount
Purchased (a+b)

$20,000,000


a. US Registered Funds
(Appendix attached with
individual Fund/Client
purchase)

$6,500,000


b. Other BlackRock Clients

$13,500,000


2. Aggregate Principal Amount of
Offering

$500,000,000


Fund Ratio
[Divide Sum of #1 by #2]Must be less
than 0.25
(unless securities are Government
Securities)

0.04



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X]     U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]

[_]     Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]

[_]     Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]

[_]     Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]

[_]     Government Securities Offering

Timing and Price (check ONE or BOTH)

[X]     The securities were purchased before the end of
the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_]     If the securities are offered for subscription
upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES
[_] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[_] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera                 Date: 04-11-2013

Global Syndicate Team Member




Approved by: Steven DeLaura                 Date: 04-15-13

Global Syndicate Team Member